Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett/ Jennifer Belodeau	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES VOLUNTARY REORGANIZATION FILING, DEBTOR-IN-
POSSESSION FINANCING, AND STALKING HORSE BID
Private equity firm places bid for assets of the company
ATLANTA, GA.—(PRIME NEWSWIRE)—July 23, 2008—MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced that it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, together with a debtor-in-possession financing commitment of $8.1 million by its senior lender Laurus Master Fund, Ltd., of which $2.9 million represents new credit availability to support the Company’s business operations during the Chapter 11 case. In addition to the filing, the Company has filed a motion to sell its assets to a private equity firm, Marlin Equity, under section 363 of the Bankruptcy Code, subject to higher and better bids at an auction sale expected to be conducted in 8-10 weeks.
“During the past year we have divested our non-core business lines in order to focus on our electronic data interchange business with the goal of improving our operating efficiencies,” said Peter Fleming, MedAvant interim Chief Executive Officer. “Our objective now is to align our financial structure with our new business structure and bring in a partner to invest capital toward the growth of our company. We believe this financial assistance will enable us to move through this process as quickly as possible and so we may resume our focus on building a new, stronger company.”
The debtor-in-possession financing commitment from Laurus Master Fund, Ltd. is expected to provide the necessary liquidity to enable the Company to continue doing business as usual during the Chapter 11 process.
The Company has also filed a series of motions with the Bankruptcy Court to assure the continuity and stability of the business, including the payment of wages, the continuation of benefit and rebate programs, and the payment of certain critical vendors.
MedAvant expects operations to continue as usual throughout this process.
The Company is represented in the bankruptcy filing by Michael P. Richman of Foley & Lardner LLP and Michael Nestor of Young, Conaway, Stargatt & Taylor.

About MedAvant Healthcare Solutions
MedAvant is a national connectivity network that connects payers with providers in a real-time environment for the purpose of transparently messaging administrative, financial and clinical information in order to lower total administrative costs, improve payer, provider and member relationships, and to ultimately improve clinical outcomes.
For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as: the soundness of our business strategies relative to the perceived market opportunities; MedAvant’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; MedAvant’s ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy; entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels; the availability of competitive products or services; the continued ability to protect the company’s intellectual property rights, implementation of operating cost structures that align with revenue growth; uninsured losses; adverse results in legal disputes resulting in liabilities; unanticipated tax liabilities; the effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems. Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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